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NORTHROP GRUMMAN CORPORATION



                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 33-15764, 33-49667, 33-55141, 33-59815, 33-59853, 333-03959, 333-02653,
333-02453, and 333-34717 of Northrop Grumman Corporation on Form S-8 of our report dated January 21, 1998 (except for the information described in the note to the consolidated financial statements captioned "Merger Agreement" as to which the date is March 25, 1998) appearing in this Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Los Angeles, California
March 25, 1998